Exhibit 99.1
ACCOUNTANT’S STATEMENT
PURSUANT TO RULE 12B-25(c)
June 30, 2011
Medicis Pharmaceutical Corporation 401(k) Plan
c/o Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Ladies and Gentlemen:
We have identified an issue relating to our independence as auditors of the Medicis Pharmaceutical Corporation 401(k) Plan. Accordingly, we need additional time to complete the analysis and confer with the staff of the US Securities and Exchange Commission’s Office of the Chief Accountant.
/s/ ERNST & YOUNG LLP

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